Exhibit 99.1

Syros Announces Proposed Concurrent Public Offerings of Common Stock with

Warrants to Purchase Common Stock and Preferred Stock with Warrants to Purchase Common Stock

CAMBRIDGE, Mass., April 4, 2019 – Syros Pharmaceuticals (NASDAQ: SYRS), a leader in the development of medicines that control the expression of genes, today announced that it is offering to sell, subject to market and other conditions, (i) shares of its common stock and Class A warrants to purchase common stock, and (ii) shares of its Series A convertible preferred stock and Class A warrants to purchase common stock, in two concurrent but separate underwritten public offerings. The offerings are being made by means of separate preliminary prospectus supplements and are not contingent upon each other. The offerings are subject to market and other conditions, and there can be no assurance as to whether or when the offerings may be completed or as to the actual size or terms of the offerings.

Cowen and Piper Jaffray & Co. are acting as joint book-running managers for the offering. JMP Securities is acting as lead manager and Roth Capital Partners is acting as co-manager.

The securities are being offered by Syros pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on July 20, 2017 and declared effective by the SEC on July 31, 2017. The offerings of securities will be made only by means of the prospectuses and prospectus supplements that form a part of the registration statement. Preliminary prospectus supplements relating to, and describing the terms of, each offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov.

Copies of the preliminary prospectus supplements and the accompanying prospectuses relating to the securities being offered can be obtained from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by telephone at (631) 274-2806; or Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone: 800-747-3924, or by email: prospectus@pjc.com. The final terms of the offerings will be disclosed in final prospectus supplements to be filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Syros Pharmaceuticals

Syros is pioneering the understanding of the non-coding regulatory region of the genome to advance a new wave of medicines that control the expression of genes. Syros has built a proprietary platform that is designed to systematically and efficiently analyze this unexploited region of DNA to identify and drug novel targets linked to genomically defined patient populations. Because gene expression is fundamental to the function of all cells, Syros’ gene control platform has broad potential to create medicines that achieve profound and durable benefit across a range of diseases. Syros is currently focused on cancer and monogenic diseases and is advancing a growing pipeline of gene control medicines. Syros’ lead drug candidates are SY-1425, a selective RARα agonist in a Phase 2 clinical trial for genomically defined subsets of patients with acute myeloid leukemia, and SY-1365, a selective CDK7 inhibitor in a Phase 1 clinical trial focused on patients with ovarian and breast cancers. Syros is also developing a deep preclinical and discovery pipeline, including SY-5609, an oral CDK7 inhibitor, as well as programs in immuno-oncology and sickle cell disease. Led by a team with deep experience in drug discovery, development and commercialization, Syros is located in Cambridge, Mass.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, such as those, among others, relating to Syros’ plans to consummate its proposed offerings. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including, without limitation, risks and uncertainties related to whether or not Syros will be able to raise capital through the sale of shares of common stock and Series A preferred stock or the exercise of the Class A warrants to purchase common stock, the final terms of the proposed offerings, market and other conditions, the satisfaction of customary closing conditions related to the proposed offerings and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Syros will be able to complete the proposed offerings on the anticipated terms, or at all. Additional risks and uncertainties relating to the proposed offerings, Syros and its business can be found under the caption “Risk Factors” in Syros’ Annual Report on Form 10-K for the year ended December 31, 2018, Syros’ preliminary prospectus supplements to be filed with the SEC on April 4, 2019; and risks described in other filings that Syros makes with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Syros expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Media Contact:

Naomi Aoki

Syros Pharmaceuticals, Inc.

617-283-4298

naoki@syros.com

Investor Contact:

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com